EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements of Ocean Bio-Chem, Inc. (the “Company”) on Form S-8 (Nos. 333-176268 and 333-204520) of our report dated March 30, 2018 on our audits of the consolidated financial statements of the Company as of December 31, 2017 and 2016 and for each of the years then ended, which report is included in this Annual Report on Form 10-K filed March 30, 2018.

/s/ EISNERAMPER LLP

EISNERAMPER LLP
Ft. Lauderdale, Florida
March 30, 2018